Exhibit 1.01 Avaya Inc. Conflict Minerals Report Reporting period: January 1, 2015 to December 31, 2015 This Conflict Minerals Report is filed with the Securities and Exchange Commission (the “SEC”) by Avaya Inc. in accordance with Section 13(p) of the Securities Exchange Act of 1934 and the instructions to Form SD (together, with the related rules promulgated by the SEC, the “Regulations”) for the reporting period January 1 to December 31, 2015. The Regulations require registrants with conflict minerals that are necessary to the functionality or production of a manufactured product to disclose annually whether any of those minerals originated in the Democratic Republic of the Congo or adjoining countries (the conflict zone) and not from recycled or scrap sources. The conflict minerals are identified as columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, or simply tantalum, tin, tungsten and gold, which are collectively referred to as “conflict minerals” or “3TG”. Use of the terms “Avaya” or the “Company” in this Report refers to Avaya Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole, unless the context otherwise indicates. In accordance with the Regulations, Avaya has conducted a reasonable country of origin inquiry (“RCOI”) and subsequent due diligence according to a nationally or internationally recognized due diligence framework to determine if it knows or has reason to believe that the 3TGs identified in the Company’s products originated from sources in the conflict zone. As a downstream user of minerals, the Company contracts the manufacture of products with electronic manufacturing suppliers (“EMSs”), making it challenging to identify all of its source mines given the extent of the Company’s supply chain and the Company’s lack of direct relationships with the mines and/or smelters providing the minerals. Avaya is wholly reliant on industry initiatives, manufacturing partners and parts vendors with whom the Company has direct supplier relationships to determine the source of the conflict minerals in Avaya’s products. This Conflict Minerals Report (“CMR”) summarizes Avaya’s process to identify and assess products contracted by Avaya for manufacture by EMS partners that were sold during the reporting period and contained 3TG. Executive Summary of the 2015 Conflict Minerals Program Avaya performed a RCOI on the portion of its supply chain which provided products and parts containing 3TGs to determine the source of the 3TGs in such products and parts sold during the reporting period. The results identified 318 total smelters or refiners (“SORs”) involved in the Avaya supply chain, of which 267 could be validated against the Conflict Free Smelter Program (“CFSP”) list of SORs and 51 could not be validated against the CFSP list. The CFSP list is confirmed by the Electronic Industry Citizenship Coalition’s (“EICC”) Conflict-Free Sourcing Initiative (“CFSI”) and it identifies SORs who are legitimate processors and who CFSI have audited to ensure that such processors have systems in place to assure that they are sourcing only conflict-free minerals. In addition to these 318 results, the Company received an additional 40 responses which identified entities that were not legitimate SORs. These responses, which are listed at the end of Appendix A to this Report, require additional due diligence with the Company’s direct suppliers to determine the actual SORs that performed the mineral processing and therefore they were not counted in the Company’s analysis of its RCOI results, which is detailed below. Avaya cannot be certain about the origin of the conflict minerals used by the smelters or entities not listed on the CFSP list. Avaya has partnered with suppliers to obtain more information to determine the status of these smelters and entities. No independent private sector audit was performed of the Avaya due diligence process this year in accordance with SEC guidance promulgated in April 2014 since Avaya is unable to confirm the source of some of the 3TGs used in its products.

Avaya Company Overview Avaya is a leading provider of contact center, unified communications and networking products and services designed to help enterprise, midmarket and small businesses increase workforce productivity, customer engagement, net promoter score, and customer lifetime value, with the ultimate objective of higher revenue and profitability for our customers. Our products and services portfolio spans software, hardware, professional and support services, and cloud services. These fall under three reporting segments: • Global Communications Solutions, or GCS, encompass all of our real-time collaboration, contact center and unified communications software and hardware. Unified communications integrates real-time communication services including telephony, e-mail, instant messaging and video. Examples in GCS include audio and video conferencing and collaboration systems; mobile video software, software that runs contact center operations such as multimedia contact routing; software that enables mobile access to the company network for employees; and hardware such as phones, gateways, and servers. We enable these unified communication and real-time collaboration tools to also be embedded inside the applications businesses use every day to keep employees and customers connected, productive and effective. This reporting segment also includes a software development platform, which allows our customers and third parties to adapt our technology by creating custom applications, automated workflows, and engagement environments for their unique needs and allows them to integrate Avaya’s capabilities into their existing infrastructure. GCS also includes cloud-supporting software and hardware products, which make it possible to use all of our contact center and unified communications products via the Cloud. • Avaya Networking includes our advanced fabric networking technology which offers a unique end to-end virtualized architecture designed to be simple to deploy, agile and resilient. This reporting segment also includes software and hardware products such as Ethernet switches; wireless networking; and access control, and unified management and orchestration solutions, which provides network and device management. • Avaya Global Services or AGS includes professional and support services designed to help our customers maximize the benefits of using our products and technology. Our services include support for implementation, deployment, monitoring, troubleshooting, optimization, and more. This reporting segment also includes our cloud and managed services, which enable customers to take advantage of our technology in a private, hybrid, or public Cloud environment. The majority of our revenue in this reporting segment is recurring in nature, based on multi- year services contracts. Avaya’s Conflict Minerals Program Overview Avaya is an affiliate member of the EICC and Avaya participates in the Coalition’s CFSI program. Therefore, the Avaya Conflict Minerals Program (the “Program”) relies upon guidance published by the CFSI as it relates to downstream companies and incorporates the CFSI Conflict Minerals Reporting Template (“CMRT”), as well as the requirements of the Regulations and the Due Diligence Guidance for Responsible Supply Chains of Minerals From Conflict-Affected and High-Risk Areas of the Organization for Economic Cooperation and Development (“OECD”). As further described below, the elements of the Program are: I. Determination of Product Applicability II. The RCOI III. Due Diligence I. Determination of Product Applicability Each year, Avaya creates a list of products and parts which it sold in the reporting calendar year that were contracted to be manufactured for Avaya and that include 3TG. Products purchased off the shelf from Original Equipment Manufacturers (“OEMs”) were excluded as Avaya is not the manufacturer of those products. This list, which was refined by assessing it against the Company’s previous year’s RCOI results, was provided to a third party partner to conduct Avaya’s RCOI.

II. Reasonable Country of Origin Inquiry (RCOI) Avaya outsources the design of some, and the manufacture of all, of its products and solutions. Therefore, the RCOI included Avaya Electronic Manufacturing Services (“EMS”) providers, Original Design Manufacturers (“ODMs”) and Avaya-controlled suppliers (collectively with the EMS providers and the ODMs, the “Suppliers”) of parts and components used in Avaya-designed hardware products and parts that were sold to customers during calendar year 2015. Finished products and parts obtained from OEMs where the designs were not influenced by Avaya (i.e., products or parts which were purchased and included in Avaya solutions without modification or additional assembly) were excluded from the scope of the RCOI. Avaya products and parts identified as containing the 3TGs not from recycled or scrap sources, which are in scope pursuant to the Regulations, consist of gateways, routers, servers, network infrastructure equipment and endpoints. As mentioned above, Avaya’s RCOI was conducted using the CMRT, which was provided to Suppliers, along with educational materials and training to facilitate their completion of the CMRT. In addition, Avaya leveraged information resources of the CFSI, publicly available information published by the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”), and the resources of Avaya’s conflict minerals partner to analyze the Supplier responses. The results of the information review were used to identify those Suppliers for which additional information and due diligence was required. The results of the assessments and the collected CMRTs were electronically stored. III. Avaya’s Due Diligence Program The Avaya Due Diligence Program was designed in accordance with the OECD five step framework, which is the international framework currently recognized for compliance with the Regulations. Step 1: The Avaya Management System For its Program, Avaya has adopted a management system similar in nature to the Avaya Quality and Environmental Management systems by implementing a ‘Plan-Do-Check-Act’ mechanism for its conflict minerals processes. Under this Program the Company has undertaken the following actions:  Avaya developed a Conflict Minerals Policy and communicated it to suppliers during the RCOI process and during annual supplier engagement forums. This policy is posted on the Avaya website at http://www.avaya.com/usa/about-avaya/our-company/corporate-responsibility/products-and- suppliers/. Avaya also developed Standard Operating Procedures (“SOPs”) that, with the Conflict Minerals Policy, define Avaya’s process for conducting the Program. A cross-functional team of subject matter experts was assembled from supply chain management, product compliance, product engineering, research and development, and the environmental and legal functions of the Company. Supply chain management leads the team and provides periodic updates to senior management.  Avaya joined the EICC and participates in CFSI, which allowed Avaya to learn from others in the electronics industry regarding their Conflict Minerals plans and processes. This led to Program improvements with greater supply chain and customer transparency.  Avaya continued to implement its document control program to manage and retain from year to year the documentation associated with each RCOI and related Due Diligence activities.  Avaya partnered with Suppliers to identify the sources of conflict minerals in the products and parts that they provide to Avaya as indicated in the RCOI results. Suppliers were also engaged through periodic business reviews and an annual supplier forum to discuss compliance requirements. If significant risks are identified through the RCOI program or other means then it could ultimately cause the Company to suspend trade with, or disengage from, a Supplier. Step 2: Identify and Assess Risks in the Supply Chain Avaya used the RCOI analysis results to identify Suppliers using SORs that are not engaged in an approved validation scheme (e.g., the CFSP list, LBMA, etc.) and to assess related supply chain risks.

Step 3: Design and Implement a Strategy to Respond to Identified Risks To address the risks in the Company’s supply chain posed by the use of non-verified smelters, Avaya remains actively involved in the EICC and CFSI and in maintaining and executing the Avaya Conflict Minerals Program. Avaya continues to work with supply chain partners to address reported non-verified smelters. Avaya also works with supply chain partners for resolution when requests for smelters in the supply chain to participate in the CFSP list program are met with resistance or are not executed. Step 4: Independent third-party audit of our SOR due diligence practices As a downstream user of 3TG minerals and a member of the EICC, Avaya leverages information from the independent audits of the smelters and refiners facilitated by initiatives such as the CFSI’s CFSP and the LBMA to determine the SORs’ practices. To the extent required by the Regulations, Avaya will conduct an independent private sector audit of the Company’s Program if the RCOI and due diligence conclusively identifies the sources of the 3TG minerals used in our products as either conflict-free or non-conflict-free. Step 5: Annual Reporting on our Supply Chain Due Diligence Avaya continues to provide an annual report of its Supply Chain Due Diligence Practice activities in accordance with the Regulations, as evidenced by this Report. The Due Diligence results are summarized below. Efforts to Determine Conflict Minerals Country of Origin and Facilities used to Process Conflict Minerals Avaya’s RCOI process and due diligence to determine the source of 3TGs in Avaya products is based on data collection and partnership with Suppliers. Avaya queried 260 Suppliers for the 2015 RCOI reporting period with 100% of those surveyed providing an updated CMRT. 318 unique SORs were identified as processing 3TGs used in the parts and/or components contained in Avaya Products. 267 (or 84%) of the SORs identified by the Suppliers were verified as either (i) a conflict-free smelter through CFSP or (ii) participating in a CFSP audit. This represented a 14% increase from the previous year. The majority of responses received from Avaya’s Suppliers during the RCOI were provided at the company level, with less than 10% of the responses specific to the product that such Supplier sells to Avaya. Two top tier Suppliers indicated their inability to obtain more than a 50% and 75% response rate, respectively, from their supply chain, making it impossible to determine the complete list of smelters in the Avaya supply chain. In addition, some SORs identified by the Suppliers were not listed on any certified smelter or refiners lists by the CFSI, the LBMA, or the RJC and could not be confirmed through Company due diligence as actual SORs. As a result, Avaya cannot determine its conflict-free status at either a product or company level because it cannot confirm that the SORs identified provide a complete picture of conflict minerals sourcing. The 318 SORs identified by the Company’s in-scope Suppliers, the minerals processed, and their classification in regard to the CFSP list are provided in the list included as Appendix A of this Report. A graphical depiction of the 2015 RCOI and due diligence results is provided in Figure 1.0 (next page). The validation classifications of the SORs reported in Appendix A and in the graphs are defined as follows:  CFSP Compliant (CFS) - These are certified conflict-free smelters  Participating in CFSP (CFSP) - These are smelters participating/progressing toward CFSP certification as a CFS  Not Listed on CFSP List (Not CFSP) - These are smelters that are neither CFSP Compliant nor Participating in the CFSP  Not a Legitimate SOR - These are non-CFSI verified smelters, or “unknown”

Figure 2 below presents a graphical depiction of the 2014 RCOI and due diligence results. Comparing the two results, the amount of SORs identified by the Company’s in-scope suppliers that are not a Conflict Free Smelter, (“CFS”, as verified by the CFSP), or part of the CFSP audit have reduced almost by half, from 30% to 16% over the past year. Future Plans to Mitigate Conflict Minerals Sourcing Risks Avaya plans to implement the following actions with its supply chain to help mitigate the risk of potentially sourcing conflict minerals:  Perform the RCOI process earlier in the calendar year to allow additional time for Supplier engagement and due diligence.  Continue to require completion of the CMRT in applicable Requests For Quote (“RFQ”) and from applicable new Suppliers upon award of contract (if not part of an RFQ).  Identify Suppliers with possible deficiencies in their responses or their management systems for additional monitoring and suggest resources such as the training available from the CFSI.  Identify Suppliers that based on past performance may need additional due diligence in the future.  Develop corrective action plans for Suppliers with identified deficiencies and track deficiency resolution. CY 2015 Results* CY 2014 Results* *228 In Scope Suppliers *260 In Scope Suppliers

Forward-Looking Statements This Conflict Minerals Report Exhibit 1.01 contains “forward-looking statements" about the Company’s future supply chain risk mitigation plans, diligence programs and conflict mineral management processes. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 under the heading "Risk Factors," may cause its actual risk mitigation plans, diligence programs, conflict mineral management processes, results, performance or achievements to differ materially from any future risk mitigation plans, diligence programs, conflict mineral management processes, results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

APPENDIX A

List of Reported Smelters/Refiners Facilities Processing Minerals Used in Avaya Products as Confirmed by the Conflict Free Smelter Initiative (CFSI) Lists

No.	Metal	Smelter Name	Smelter ID	Comments
1	Gold	Advanced Chemical Company	CID000015	Participating in CFSP
2	Gold	Aida Chemical Industries Co., Ltd.	CID000019	CFSP Compliant
3	Gold	Aktyubinsk Copper Company TOO	CID000028	Not Listed on CFSP List
4	Gold	Al Etihad Gold Refinery DMCC	CID002560	Not Listed on CFSP List
5	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	CFSP Compliant
6	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Participating in CFSP
7	Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	CFSP Compliant
8	Gold	Argor-Heraeus SA	CID000077	CFSP Compliant
9	Gold	Asahi Pretec Corporation	CID000082	CFSP Compliant
10	Gold	Asahi Refining Canada Limited	CID000924	CFSP Compliant
11	Gold	Asahi Refining USA Inc.	CID000920	CFSP Compliant
12	Gold	Asaka Riken Co., Ltd.	CID000090	CFSP Compliant
13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	CFSP Compliant
14	Gold	AURA-II	CID002851	Not Listed on CFSP List
15	Gold	Aurubis AG	CID000113	CFSP Compliant
16	Gold	Bangalore Refinery (P) Ltd.	CID002863	Not Listed on CFSP List
17	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	CFSP Compliant
18	Gold	Bauer Walser AG	CID000141	Not Listed on CFSP List
19	Gold	Boliden AB	CID000157	CFSP Compliant
20	Gold	C. Hafner GmbH + Co. KG	CID000176	CFSP Compliant
21	Gold	Caridad	CID000180	Not Listed on CFSP List
22	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CFSP Compliant
23	Gold	Cendres + Métaux SA	CID000189	Participating in CFSP
24	Gold	Chimet S.p.A.	CID000233	CFSP Compliant
25	Gold	Chugai Mining	CID000264	Not Listed on CFSP List
26	Gold	Daejin Indus Co., Ltd.	CID000328	Participating in CFSP
27	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Listed on CFSP List
28	Gold	DODUCO GmbH	CID000362	CFSP Compliant
29	Gold	Dowa	CID000401	CFSP Compliant
30	Gold	DSC (Do Sung Corporation)	CID000359	Participating in CFSP
31	Gold	Eco-System Recycling Co., Ltd.	CID000425	CFSP Compliant
32	Gold	Elemetal Refining, LLC	CID001322	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
33	Gold	Emirates Gold DMCC	CID002561	CFSP Compliant
34	Gold	Faggi Enrico S.p.A.	CID002355	Participating in CFSP
35	Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Listed on CFSP List
36	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	Not Listed on CFSP List
37	Gold	Geib Refining Corporation	CID002459	Participating in CFSP
38	Gold	Guangdong Jinding Gold Limited	CID002312	Not Listed on CFSP List
39	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Listed on CFSP List
40	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Listed on CFSP List
41	Gold	Heimerle + Meule GmbH	CID000694	CFSP Compliant
42	Gold	Heraeus Ltd. Hong Kong	CID000707	CFSP Compliant
43	Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	CFSP Compliant
44	Gold	Hunan Chenzhou Mining Group Co., Ltd.	CID000767	Not Listed on CFSP List
45	Gold	Hwasung CJ Co., Ltd.	CID000778	Not Listed on CFSP List
46	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	Not Listed on CFSP List
47	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	CFSP Compliant
48	Gold	Istanbul Gold Refinery	CID000814	CFSP Compliant
49	Gold	Japan Mint	CID000823	CFSP Compliant
50	Gold	Jiangxi Copper Company Limited	CID000855	CFSP Compliant
51	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	CFSP Compliant
52	Gold	JSC Uralelectromed	CID000929	CFSP Compliant
53	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	CFSP Compliant
54	Gold	Kaloti Precious Metals	CID002563	Not Listed on CFSP List
55	Gold	Kazakhmys Smelting LLC	CID000956	Not Listed on CFSP List
56	Gold	Kazzinc	CID000957	CFSP Compliant
57	Gold	Kennecott Utah Copper LLC	CID000969	CFSP Compliant
58	Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	Participating in CFSP
59	Gold	Kojima Chemicals Co., Ltd.	CID000981	CFSP Compliant
60	Gold	Korea Metal Co., Ltd.	CID000988	Not Listed on CFSP List
61	Gold	Korea Zinc Co. Ltd.	CID002605	Participating in CFSP
62	Gold	Kyrgyzaltyn JSC	CID001029	Not Listed on CFSP List
63	Gold	L' azurde Company For Jewelry	CID001032	Not Listed on CFSP List
64	Gold	Lingbao Gold Company Limited	CID001056	Not Listed on CFSP List
65	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Listed on CFSP List
66	Gold	LS-NIKKO Copper Inc.	CID001078	CFSP Compliant
67	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Listed on CFSP List
68	Gold	Materion	CID001113	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
69	Gold	Matsuda Sangyo Co., Ltd.	CID001119	CFSP Compliant
70	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CFSP Compliant
71	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	CFSP Compliant
72	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Participating in CFSP
73	Gold	Metalor Technologies SA	CID001153	CFSP Compliant
74	Gold	Metalor USA Refining Corporation	CID001157	CFSP Compliant
75	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	CFSP Compliant
76	Gold	Mitsubishi Materials Corporation	CID001188	CFSP Compliant
77	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	CFSP Compliant
78	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	CFSP Compliant
79	Gold	Moscow Special Alloys Processing Plant	CID001204	CFSP Compliant
80	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	CFSP Compliant
81	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Participating in CFSP
82	Gold	Nihon Material Co., Ltd.	CID001259	CFSP Compliant
83	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	CFSP Compliant
84	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	CFSP Compliant
85	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	CFSP Compliant
86	Gold	OJSC Kolyma Refinery	CID001328	Not Listed on CFSP List
87	Gold	OJSC Novosibirsk Refinery	CID000493	CFSP Compliant
88	Gold	PAMP SA	CID001352	CFSP Compliant
89	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Listed on CFSP List
90	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	CFSP Compliant
91	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	CFSP Compliant
92	Gold	PX Précinox SA	CID001498	CFSP Compliant
93	Gold	Rand Refinery (Pty) Ltd.	CID001512	CFSP Compliant
94	Gold	Republic Metals Corporation	CID002510	CFSP Compliant
95	Gold	Royal Canadian Mint	CID001534	CFSP Compliant
96	Gold	Sabin Metal Corp.	CID001546	Not Listed on CFSP List
97	Gold	Samduck Precious Metals	CID001555	Participating in CFSP
98	Gold	SAMWON Metals Corp.	CID001562	Not Listed on CFSP List
99	Gold	SAXONIA Edelmetalle GmbH	CID002777	Participating in CFSP
100	Gold	Schone Edelmetaal B.V.	CID001573	CFSP Compliant
101	Gold	SEMPSA Joyería Platería SA	CID001585	CFSP Compliant
102	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Listed on CFSP List
103	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CFSP Compliant
104	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
105	Gold	Singway Technology Co., Ltd.	CID002516	CFSP Compliant
106	Gold	So Accurate Group, Inc.	CID001754	Not Listed on CFSP List
107	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	CFSP Compliant
108	Gold	Solar Applied Materials Technology Corp.	CID001761	CFSP Compliant
109	Gold	Sudan Gold Refinery	CID002567	Not Listed on CFSP List
110	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	CFSP Compliant
111	Gold	T.C.A S.p.A	CID002580	CFSP Compliant
112	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	CFSP Compliant
113	Gold	The Great Wall Gold and Silver Refinery of China	CID001909	Not Listed on CFSP List
114	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CFSP Compliant
115	Gold	Tokuriki Honten Co., Ltd.	CID001938	CFSP Compliant
116	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Listed on CFSP List
117	Gold	Torecom	CID001955	Participating in CFSP
118	Gold	Umicore Brasil Ltda.	CID001977	CFSP Compliant
119	Gold	Umicore Precious Metals Thailand	CID002314	CFSP Compliant
120	Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	CFSP Compliant
121	Gold	United Precious Metal Refining, Inc.	CID001993	CFSP Compliant
122	Gold	Valcambi SA	CID002003	CFSP Compliant
123	Gold	Western Australian Mint trading as The Perth Mint	CID002030	CFSP Compliant
124	Gold	WIELAND Edelmetalle GmbH	CID002778	Participating in CFSP
125	Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	CFSP Compliant
126	Gold	Yokohama Metal Co., Ltd.	CID002129	CFSP Compliant
127	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Listed on CFSP List
128	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CFSP Compliant
129	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CFSP Compliant
130	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CFSP Compliant
131	Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CFSP Compliant
132	Tantalum	D Block Metals, LLC	CID002504	CFSP Compliant
133	Tantalum	Duoluoshan	CID000410	CFSP Compliant
134	Tantalum	E.S.R. Electronics	CID002590	Participating in CFSP
135	Tantalum	Exotech Inc.	CID000456	CFSP Compliant
136	Tantalum	F&X Electro-Materials Ltd.	CID000460	CFSP Compliant
137	Tantalum	FIR Metals & Resource Ltd.	CID002505	CFSP Compliant
138	Tantalum	Global Advanced Metals Aizu	CID002558	CFSP Compliant
139	Tantalum	Global Advanced Metals Boyertown	CID002557	CFSP Compliant
140	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
141	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	Not Listed on CFSP List
142	Tantalum	H.C. Starck Co., Ltd.	CID002544	CFSP Compliant
143	Tantalum	H.C. Starck GmbH Goslar	CID002545	CFSP Compliant
144	Tantalum	H.C. Starck GmbH Laufenburg	CID002546	CFSP Compliant
145	Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	CFSP Compliant
146	Tantalum	H.C. Starck Inc.	CID002548	CFSP Compliant
147	Tantalum	H.C. Starck Ltd.	CID002549	CFSP Compliant
148	Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	CFSP Compliant
149	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CFSP Compliant
150	Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	CFSP Compliant
151	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CFSP Compliant
152	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CFSP Compliant
153	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CFSP Compliant
154	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CFSP Compliant
155	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CFSP Compliant
156	Tantalum	KEMET Blue Metals	CID002539	CFSP Compliant
157	Tantalum	KEMET Blue Powder	CID002568	CFSP Compliant
158	Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CFSP Compliant
159	Tantalum	LSM Brasil S.A.	CID001076	CFSP Compliant
160	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	CFSP Compliant
161	Tantalum	Mineração Taboca S.A.	CID001175	CFSP Compliant
162	Tantalum	Mitsui Mining & Smelting	CID001192	CFSP Compliant
163	Tantalum	Molycorp Silmet A.S.	CID001200	CFSP Compliant
164	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CFSP Compliant
165	Tantalum	Plansee SE Liezen	CID002540	CFSP Compliant
166	Tantalum	Plansee SE Reutte	CID002556	CFSP Compliant
167	Tantalum	QuantumClean	CID001508	CFSP Compliant
168	Tantalum	Resind Indústria e Comércio Ltda.	CID002707	CFSP Compliant
169	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	CFSP Compliant
170	Tantalum	Solikamsk Magnesium Works OAO	CID001769	CFSP Compliant
171	Tantalum	Taki Chemicals	CID001869	CFSP Compliant
172	Tantalum	Telex Metals	CID001891	CFSP Compliant
173	Tantalum	Tranzact, Inc.	CID002571	CFSP Compliant
174	Tantalum	Ulba Metallurgical Plant JSC	CID001969	CFSP Compliant
175	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CFSP Compliant
176	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
177	Tantalum	Zhuzhou Cemented Carbide	CID002232	CFSP Compliant
178	Tin	Alpha	CID000292	CFSP Compliant
179	Tin	An Thai Minerals Company Limited	CID002825	Participating in CFSP
180	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Participating in CFSP
181	Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	Participating in CFSP
182	Tin	China Tin Group Co., Ltd.	CID001070	CFSP Compliant
183	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Listed on CFSP List
184	Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	CFSP Compliant
185	Tin	CV Ayi Jaya	CID002570	CFSP Compliant
186	Tin	CV Dua Sekawan	CID002592	Participating in CFSP
187	Tin	CV Gita Pesona	CID000306	CFSP Compliant
188	Tin	CV Serumpun Sebalai	CID000313	CFSP Compliant
189	Tin	CV Tiga Sekawan	CID002593	Participating in CFSP
190	Tin	CV United Smelting	CID000315	CFSP Compliant
191	Tin	CV Venus Inti Perkasa	CID002455	CFSP Compliant
192	Tin	Dowa	CID000402	CFSP Compliant
193	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Participating in CFSP
194	Tin	Elmet S.L.U. (Metallo Group)	CID002774	CFSP Compliant
195	Tin	EM Vinto	CID000438	CFSP Compliant
196	Tin	Estanho de Rondônia S.A.	CID000448	Not Listed on CFSP List
197	Tin	Feinhütte Halsbrücke GmbH	CID000466	Participating in CFSP
198	Tin	Fenix Metals	CID000468	CFSP Compliant
199	Tin	Gejiu Fengming Metalurgy Chemical Plant	CID002848	Participating in CFSP
200	Tin	Gejiu Jinye Mineral Co., Ltd.	CID002859	CFSP Compliant
201	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Participating in CFSP
202	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CFSP Compliant
203	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CFSP Compliant
204	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Not Listed on CFSP List
205	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Participating in CFSP
206	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Participating in CFSP
207	Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Not Listed on CFSP List
208	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CFSP Compliant
209	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	Not Listed on CFSP List
210	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	CFSP Compliant
211	Tin	Malaysia Smelting Corporation (MSC)	CID001105	CFSP Compliant
212	Tin	Melt Metais e Ligas S/A	CID002500	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
213	Tin	Metallic Resources, Inc.	CID001142	CFSP Compliant
214	Tin	Metallo-Chimique N.V.	CID002773	CFSP Compliant
215	Tin	Mineração Taboca S.A.	CID001173	CFSP Compliant
216	Tin	Minsur S.A. Tin Metal	CID001182	CFSP Compliant
217	Tin	Mitsubishi Materials Corporation	CID001191	CFSP Compliant
218	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	Not Listed on CFSP List
219	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Participating in CFSP
220	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	CFSP Compliant
221	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	CFSP Compliant
222	Tin	Operaciones Metalurgical S.A.	CID001337	CFSP Compliant
223	Tin	Phoenix Metal Ltd.	CID002507	Participating in CFSP
224	Tin	PT Alam Lestari Kencana	CID001393	Not Listed on CFSP List
225	Tin	PT Aries Kencana Sejahtera	CID000309	CFSP Compliant
226	Tin	PT Artha Cipta Langgeng	CID001399	CFSP Compliant
227	Tin	PT ATD Makmur Mandiri Jaya	CID002503	CFSP Compliant
228	Tin	PT Babel Inti Perkasa	CID001402	CFSP Compliant
229	Tin	PT Bangka Kudai Tin	CID001409	Not Listed on CFSP List
230	Tin	PT Bangka Prima Tin	CID002776	CFSP Compliant
231	Tin	PT Bangka Timah Utama Sejahtera	CID001416	Not Listed on CFSP List
232	Tin	PT Bangka Tin Industry	CID001419	CFSP Compliant
233	Tin	PT Belitung Industri Sejahtera	CID001421	CFSP Compliant
234	Tin	PT BilliTin Makmur Lestari	CID001424	CFSP Compliant
235	Tin	PT Bukit Timah	CID001428	CFSP Compliant
236	Tin	PT Cipta Persada Mulia	CID002696	CFSP Compliant
237	Tin	PT DS Jaya Abadi	CID001434	CFSP Compliant
238	Tin	PT Eunindo Usaha Mandiri	CID001438	CFSP Compliant
239	Tin	PT Fang Di MulTindo	CID001442	Not Listed on CFSP List
240	Tin	PT Inti Stania Prima	CID002530	CFSP Compliant
241	Tin	PT Justindo	CID000307	CFSP Compliant
242	Tin	PT Karimun Mining	CID001448	Participating in CFSP
243	Tin	PT Kijang Jaya Mandiri	CID002829	Participating in CFSP
244	Tin	PT Mitra Stania Prima	CID001453	CFSP Compliant
245	Tin	PT Panca Mega Persada	CID001457	CFSP Compliant
246	Tin	PT Pelat Timah Nusantara Tbk	CID001486	Not Listed on CFSP List
247	Tin	PT Prima Timah Utama	CID001458	CFSP Compliant
248	Tin	PT Refined Bangka Tin	CID001460	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
249	Tin	PT Sariwiguna Binasentosa	CID001463	CFSP Compliant
250	Tin	PT Seirama Tin Investment	CID001466	Not Listed on CFSP List
251	Tin	PT Stanindo Inti Perkasa	CID001468	CFSP Compliant
252	Tin	PT Sukses Inti Makmur	CID002816	CFSP Compliant
253	Tin	PT Sumber Jaya Indah	CID001471	CFSP Compliant
254	Tin	PT Timah (Persero) Tbk Kundur	CID001477	CFSP Compliant
255	Tin	PT Timah (Persero) Tbk Mentok	CID001482	CFSP Compliant
256	Tin	PT Tinindo Inter Nusa	CID001490	CFSP Compliant
257	Tin	PT Tirus Putra Mandiri	CID002478	Not Listed on CFSP List
258	Tin	PT Wahana Perkit Jaya	CID002479	CFSP Compliant
259	Tin	Resind Indústria e Comércio Ltda.	CID002706	CFSP Compliant
260	Tin	Rui Da Hung	CID001539	CFSP Compliant
261	Tin	Soft Metais Ltda.	CID001758	CFSP Compliant
262	Tin	Thaisarco	CID001898	CFSP Compliant
263	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Participating in CFSP
264	Tin	VQB Mineral and Trading Group JSC	CID002015	CFSP Compliant
265	Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	CFSP Compliant
266	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Participating in CFSP
267	Tin	Yunnan Tin Company, Ltd.	CID002180	CFSP Compliant
268	Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	CFSP Compliant
269	Tungsten	ACL Metais Eireli	CID002833	Participating in CFSP
270	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	CFSP Compliant
271	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CFSP Compliant
272	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CFSP Compliant
273	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	Participating in CFSP
274	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	Participating in CFSP
275	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CFSP Compliant
276	Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	Not Listed on CFSP List
277	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CFSP Compliant
278	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CFSP Compliant
279	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	Participating in CFSP
280	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CFSP Compliant
281	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CFSP Compliant
282	Tungsten	Global Tungsten & Powders Corp.	CID000568	CFSP Compliant
283	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CFSP Compliant
284	Tungsten	H.C. Starck GmbH	CID002541	CFSP Compliant

No.	Metal	Smelter Name	Smelter ID	Comments
285	Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	CFSP Compliant
286	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CFSP Compliant
287	Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CID002769	Not Listed on CFSP List
288	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Participating in CFSP
289	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	Participating in CFSP
290	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CFSP Compliant
291	Tungsten	Hydrometallurg, JSC	CID002649	CFSP Compliant
292	Tungsten	Japan New Metals Co., Ltd.	CID000825	CFSP Compliant
293	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Participating in CFSP
294	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Participating in CFSP
295	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CFSP Compliant
296	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Listed on CFSP List
297	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Participating in CFSP
298	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Participating in CFSP
299	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CFSP Compliant
300	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Participating in CFSP
301	Tungsten	Kennametal Fallon	CID000966	Participating in CFSP
302	Tungsten	Kennametal Huntsville	CID000105	CFSP Compliant
303	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CFSP Compliant
304	Tungsten	Moliren Ltd	CID002845	Participating in CFSP
305	Tungsten	Niagara Refining LLC	CID002589	CFSP Compliant
306	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	CFSP Compliant
307	Tungsten	Philippine Chuangin Industrial Co., Inc.	CID002827	Participating in CFSP
308	Tungsten	Pobedit, JSC	CID002532	Participating in CFSP
309	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	Participating in CFSP
310	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Participating in CFSP
311	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	CFSP Compliant
312	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	CFSP Compliant
313	Tungsten	Wolfram Bergbau und Hütten AG	CID002044	CFSP Compliant
314	Tungsten	Woltech Korea Co., Ltd.	CID002843	Participating in CFSP
315	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CFSP Compliant
316	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CFSP Compliant
317	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Participating in CFSP
318	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CFSP Compliant

List of Reported Smelters/Refiners Facilities Processing Minerals Used in Avaya Products Not Confirmed by the Conflict Free Smelter Initiative (CFSI) Lists

No.	Metal	Smelter Name	Smelter ID	Comments
1	Gold	K.A.Rasmussen as	Unknown	Not A Legitimate SOR
2	Gold	Possehl	Unknown	Not A Legitimate SOR
3	Gold	Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	Unknown	Not A Legitimate SOR
4	Gold	Shandong Guoda gold Co., LTD.	Unknown	Not A Legitimate SOR
5	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Unknown	Not A Legitimate SOR
6	Gold	Super Dragon Technology Co., Ltd.	Unknown	Not A Legitimate SOR
7	Gold	The Hutti Gold Mines	Unknown	Not A Legitimate SOR
8	Gold	Yantai Kanfort Metal Co., Ltd.	Unknown	Not A Legitimate SOR
9	Gold	Yantai Zhaojinlufu	Unknown	Not A Legitimate SOR
10	Gold	Zhongkuang Gold Industry Co., Ltd.	Unknown	Not A Legitimate SOR
11	Tantalum	Advanced Metallurgical Group N.V. (AMG)	Unknown	Not A Legitimate SOR
12	Tantalum	Ethiopian Minerals Development Share Company	Unknown	Not A Legitimate SOR
13	Tantalum	Metal do	Unknown	Not A Legitimate SOR
14	Tantalum	Ningxia Non-ferrous Metal Smeltery	Unknown	Not A Legitimate SOR
15	Tantalum	Tantalum Mining Corp. of Canada Ltd	Unknown	Not A Legitimate SOR
16	Tin	Brinkmann Chemie AG	Unknown	Not A Legitimate SOR
17	Tin	Butterworth Smelter	Unknown	Not A Legitimate SOR
18	Tin	CV Duta Putra Bangka	Unknown	Not A Legitimate SOR
19	Tin	Gejiu Jinye Mineral Co., Ltd.	Unknown	Not A Legitimate SOR
20	Tin	Gejiu YunXin Colored Electrolysis Ltd	Unknown	Not A Legitimate SOR
21	Tin	Huanggang tong ding metal materials co., LTD	Unknown	Not A Legitimate SOR
22	Tin	Kunshan Chengli Tin Co., Ltd	Unknown	Not A Legitimate SOR
23	Tin	Nippon Micrometal Corp.	Unknown	Not A Legitimate SOR
24	Tin	Novosibirsk Processing Plant Ltd.	Unknown	Not A Legitimate SOR
25	Tin	Orbel	Unknown	Not A Legitimate SOR
26	Tin	Poongsan Corporation	Unknown	Not A Legitimate SOR
27	Tin	PT Supra Sukses Trinusa	Unknown	Not A Legitimate SOR
28	Tin	Senju Metal Industry Co., Ltd.	Unknown	Not A Legitimate SOR
29	Tin	Super Ligas	Unknown	Not A Legitimate SOR
30	Tin	Westmetall GmbH & Co.KG	Unknown	Not A Legitimate SOR
31	Tin	Xianghualing Tin Industry Co., Ltd.	Unknown	Not A Legitimate SOR
32	Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	Unknown	Not A Legitimate SOR
33	Tungsten	Air Products	Unknown	Not A Legitimate SOR
34	Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	Unknown	Not A Legitimate SOR
35	Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown	Not A Legitimate SOR
36	Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	Unknown	Not A Legitimate SOR
37	Tungsten	Trans-Global	Unknown	Not A Legitimate SOR
38	Tungsten	Voss Metals Company, Inc.	Unknown	Not A Legitimate SOR
39	Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	Unknown	Not A Legitimate SOR
40	Tungsten	Zhuzhou Decheng Nonferrous Metals Industry	Unknown	Not A Legitimate SOR